Exhibit (b)

GEMCORP COMMODITIES ALTERNATIVE PRODUCTS FUND

BY-LAWS

Dated as of September 4, 2024

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GEMCORP COMMODITIES ALTERNATIVE PRODUCTS FUND

BY-LAWS

These By-Laws are made and adopted pursuant to Section 3.9 of the Declaration of Trust establishing Gemcorp Commodities Alternative Products Fund dated as of September 4, 2024, as from time to time amended (hereinafter called the “Declaration”). All words and terms capitalized in these By-Laws shall have the meaning or meanings set forth for such words or terms in the Declaration.

ARTICLE I

SHAREHOLDER MEETINGS

1.1 Chairperson. The Chairperson, if any, shall act as chairperson at all meetings of the Shareholders; in the Chairperson’s absence, the Trustee or Trustees present at each meeting may elect a temporary chairperson for the meeting, who may be one of themselves.

1.2 Proxies; Voting. Shareholders may vote either in person or by duly executed proxy and each full share represented at the meeting shall have one vote, all as provided in Article X of the Declaration.

1.3 Fixing Record Dates. For the purpose of determining the Shareholders who are entitled to notice of or to vote or act at any meeting, including any adjournment thereof, or who are entitled to participate in any dividends, or for any other proper purpose, the Trustees may from time to time, without closing the transfer books, fix a record date in the manner provided in Section 10.3 of the Declaration. If the Trustees do not prior to any meeting of Shareholders so fix a record date or close the transfer books, then the date of mailing notice of the meeting or the date upon which the dividend resolution is adopted, as the case may be, shall be the record date.

1.4 Inspectors of Election. In advance of any meeting of Shareholders, the Trustees may appoint Inspectors of Election to act at the meeting or any adjournment thereof. If Inspectors of Election are not so appointed, the Chairperson, if any, of any meeting of Shareholders may, and on the request of any Shareholder or Shareholder proxy shall, appoint Inspectors of Election of the meeting. The number of Inspectors of Election shall be either one or three. If appointed at the meeting on the request of one or more Shareholders or proxies, a majority of Shares present shall determine whether one or three Inspectors of Election are to be appointed, but failure to allow such determination by the Shareholders shall not affect the validity of the appointment of Inspectors of Election. In case any person appointed as Inspector of Election fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Trustees in advance of the convening of the meeting or at the meeting by the person acting as chairperson. The Inspectors of Election shall determine the number of Shares outstanding, the Shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, shall receive votes, ballots or consents, shall hear and determine all challenges and questions in any way arising in connection with the right to vote, shall count and tabulate all votes or consents, determine the results, and do such other acts as may be proper to conduct the election or vote with fairness to all Shareholders. If there are three Inspectors of Election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. On request of the Chairperson, if any, of the meeting, or of any Shareholder or Shareholder proxy, the Inspectors of Election shall make a report in writing of any challenge or question or matter determined by them and shall execute a certificate of any facts found by them.

1.5 Records at Shareholder Meetings. At each meeting of the Shareholders, there shall be made available for inspection at a convenient time and place during normal business hours, if requested by Shareholders, the minutes of the last previous meeting of Shareholders of the Trust and a list of the Shareholders of the Trust, as of the record date of the meeting or the date of closing of transfer books, as the case may be. Such list of Shareholders shall contain the name and the address of each Shareholder in alphabetical order and the number of Shares owned by such Shareholder. Shareholders shall have such other rights and procedures of inspection of the books and records of the Trust as are granted to shareholders of a Delaware business corporation.

ARTICLE II

TRUSTEES

2.1 Regular Meetings. Meetings of the Trustees shall be held from time to time upon the call of the Chairperson, if any, the Chief Executive Officer, the Secretary or any two Trustees. Regular meetings of the Trustees may be held without call or notice and shall generally be held quarterly. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Trustees need be stated in the notice or waiver of notice of such meeting, and no notice need be given of action proposed to be taken by written consent, except as may otherwise be required by law.

2.2 Chairperson; Records. The Chairperson, if any, shall act as chairperson at all meetings of the Trustees; in absence of a chairperson, the Trustees present shall elect a Trustee to act as temporary chairperson. The results of all actions taken at a meeting of the Trustees, or by written consent of the Trustees, shall be recorded by the Secretary or the person appointed by the Board of Trustees as the meeting secretary.

ARTICLE III

OFFICERS

3.1 Officers of the Trust. The officers of the Trust shall consist of a Chief Executive Officer, a Secretary, a Chief Financial Officer, a Chief Operating Officer, and a Chief Compliance Officer, and such other officers or assistant officers as may be elected or authorized by the Trustees. Any two or more of the offices may be held by the same Person. No officer of the Trust need be a Trustee.

3.2 Tenure. Officers shall serve at the pleasure of the Trustees or until their successors have been duly elected and qualified. The Trustees may fill any vacancy in office or add any additional officers at any time.

3.3 Removal of Officers. Any officer or agent of the Trust may be removed, with or without cause, by a majority of the whole Board if in its judgment the best interests of the Trust would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Trust may resign at any time by giving written notice of his or her resignation to the Board, the Chairperson of the Board, the chief executive officer or the secretary. Any resignation shall take effect immediately upon its receipt or, if the time when it shall become effective is specified therein, at such later time specified in the notice of resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Trust. In addition, the termination or resignation of the chief compliance officer shall be effected in accordance with Rule 38a-1(4) under the 1940 Act.

3.4 Bonds and Surety. Any officer may be required by the Trustees to be bonded for the faithful performance of such officer’s duties in such amount and with such sureties as the Trustees may determine.

3.5 Chief Executive Officer. The Board may designate a chief executive officer from among its Board or elected officers. The chief executive officer shall have general responsibility for implementation of the policies of the Trust, as determined by the Board, and for the management of the business and affairs of the Trust. He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Trustees or by these Bylaws to some other officer or agent of the Trust or shall be required by law to be otherwise executed, and in general shall perform all duties incident to the office of chief executive officer and such other duties as may be prescribed by the Board from time to time.

3.6 Chief Operating Officer. The Board may designate a chief operating officer. The chief operating officer, under the direction of the chief executive officer, shall have the responsibilities and perform the duties incident to the office of chief operating officer, including general management authority and responsibility for the day-to- day implementation of the policies of the Trust and such other responsibilities and duties prescribed by the Board or the chief executive officer from time to time

3.7 Chief Financial Officer. The Board may designate a chief financial officer. The chief financial officer shall have the responsibilities and duties incident to the office of chief financial officer and such other duties as may be prescribed as set forth by the Board or the chief executive officer.

3.8 Chief Compliance Officer. The Board shall designate a chief compliance officer to the extent required by, and consistent with the requirements of, the 1940 Act. The chief compliance officer, subject to the direction of, and reporting to, the Board, shall be responsible for the oversight of the Trust’s compliance with the U.S. federal securities laws and other applicable regulatory requirements. The designation, compensation and removal of the chief compliance officer must be approved by the Board, including a majority of the Independent Trustees of the Trust. The chief compliance officer shall perform such executive, supervisory and management functions and duties as may be assigned to him or her from time to time by the Board or the chief executive officer.

3.9 Secretary. The secretary shall: (a) keep the minutes of the proceedings of the shareholders, the Board and committees of the Board in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Trust; (d) keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder; (e) have general charge of the shares transfer books of the Trust; and (f) in general perform such other duties as from time to time may be assigned by the chief executive officer or by the Board.

ARTICLE IV

MISCELLANEOUS

4.1 Depositories. In accordance with Section 8.1 of the Declaration, the funds of the Trust shall be deposited in such custodians as the Trustees shall designate and shall be drawn out on checks, drafts or other orders signed by such officer, officers, agent or agents (including the adviser, administrator or manager), as the Trustees may from time to time authorize.

4.2 Signatures. All contracts and other instruments shall be executed on behalf of the Trust by its properly authorized officers, agent or agents, as provided in the Declaration or By- laws or as the Trustees may from time to time by resolution provide.

4.3 Seal. The Trust is not required to have any seal, and the adoption or use of a seal shall be purely ornamental and be of no legal effect. The seal, if any, of the Trust may be affixed to any instrument, and the seal and its attestation may be lithographed, engraved or otherwise printed on any document with the same force and effect as if it had been imprinted and affixed manually in the same manner and with the same force and effect as if done by a Delaware business corporation. The presence or absence of a seal shall have no effect on the validity, enforceability or binding nature of any document or instrument that is otherwise duly authorized, executed and delivered.

ARTICLE V

SHARE TRANSFERS

5.1 Transfer Agents, Registrars and the Like. As provided in Section 6.8 of the Declaration, the Trustees shall have authority to employ and compensate such transfer agents and registrars with respect to the Shares of the Trust as the Trustees shall deem necessary or desirable. In addition, the Trustees shall have power to employ and compensate such dividend disbursing agents, warrant agents and agents for the reinvestment of dividends as they shall deem necessary or desirable. Any of such agents shall have such power and authority as is delegated to any of them by the Trustees.

5.2 Transfer of Shares. The Shares of the Trust shall be subject to the limitations on transfer as provided in Section 6.9 of the Declaration. The Trust, or its transfer agents, shall be authorized to refuse any transfer unless and until presentation of proper evidence as may be reasonably required to show that the requested transfer is proper.

5.3 Registered Shareholders. The Trust may deem and treat the holder of record of any Shares as the absolute owner thereof for all purposes and shall not be required to take any notice of any right or claim of right of any other person.

ARTICLE VI

AMENDMENT OF BY-LAWS

6.1 Amendment and Repeal of By-Laws. In accordance with Section 3.9 of the Declaration, the Trustees shall have the exclusive power to amend or repeal the By-Laws or adopt new By-Laws at any time. Action by the Trustees with respect to the By-Laws shall be taken by an affirmative vote of a majority of the Trustees. The Trustees shall in no event adopt By-Laws which are in conflict with the Declaration, and any apparent inconsistency shall be construed in favor of the related provisions in the Declaration.